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                                                                   EXHIBIT 99.10

                    CONSENT OF PERSON TO BE NAMED A DIRECTOR


The undersigned, who has agreed to serve as a member of the Board of Directors of Tribune Company (the "Company") hereby grants the Company consent to use his name in its Registration Statement on Form S-4 and all amendments, including post-effective amendments, to the Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933).

Dated:  April 27, 2000                                         /s/ Roger Goodan
                                                               ----------------
                                                                   Roger Goodan